                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               SYSCO CORPORATION
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     [X] No fee required.
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                            [SYSCO CORPORATION LOGO]

                               SYSCO CORPORATION
                              1390 ENCLAVE PARKWAY
                           HOUSTON, TEXAS 77077-2099

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 7, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sysco Corporation, a Delaware corporation (the "Company"), will be held November 7, 1997, at 10:00 a.m., at the Omni Houston Hotel located at Four Riverway, Houston, Texas, for the following purposes:

          A. To elect five directors for terms of office as shown in the attached Proxy Statement.

          B. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Common Stockholders of record on the books of the Company at the close of business on September 12, 1997, will be entitled to vote at the meeting.

     We hope you will be able to attend the meeting in person but if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in order that your vote may be cast at the meeting.

                                          JOHN F. WOODHOUSE
                                          Chairman of the Board

Dated: September 26, 1997
Enclosure:

     A copy of the Annual Report of Sysco Corporation for the fiscal year ended June 28, 1997, containing financial statements, is enclosed herewith.

                               SYSCO CORPORATION
                              1390 ENCLAVE PARKWAY
                           HOUSTON, TEXAS 77077-2099

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                PROXY STATEMENT

                                                              September 26, 1997

     The following information is furnished in connection with the solicitation of proxies for the 1997 Annual Meeting of Sysco Corporation (hereinafter called the "Company").

     A form of proxy for use at the meeting is enclosed. Any stockholder who executes and delivers a proxy has the right to revoke the same at any time before it is voted. The solicitation of proxies is made by and on behalf of the management of the Company.

     The cost of solicitation of proxies will be borne by the Company. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy materials to the beneficial owners of shares or to request authority for the execution of the proxies and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has retained Kissel-Blake Inc. to assist in the solicitation of proxies from such nominees and certain individual stockholders, in writing or by telephone, at an estimated fee of $7,000 plus reimbursement for reasonable out-of-pocket expenses. This Proxy Statement and form of proxy were first mailed to stockholders on or about September 26, 1997.

     As of September 12, 1997, the record date, there were outstanding 171,323,308 shares of the Company's Common Stock, $1 par value ("Common Stock"). The holders of Common Stock vote as a single class and are entitled to one vote per share, noncumulative. As of September 12, 1997, no person or group was known to the Company to own more than five percent of the Company's Common Stock. All directors and executive officers of the Company as a group (23 persons) owned beneficially 2,667,359 shares (constituting approximately 1.56%) of the Company's outstanding Common Stock as of September 12, 1997. As stated in the Notice of Annual Meeting of Stockholders attached hereto, only holders of Common Stock of record at the close of business on September 12, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer book will not be closed.

                             ELECTION OF DIRECTORS

     Five directors are to be elected. The Company's bylaws provide for the election of directors for staggered terms, with each director serving a three-year term. The Board of Directors has nominated five directors, Charles H. Cotros, Jonathan Golden, Richard J. Schnieders, Arthur J. Swenka and Thomas B. Walker, Jr., for three-year terms of office. The proxyholders intend to vote for the first five persons named below as directors. The remaining ten persons named in the table set forth on page 3 will continue in office for the terms which expire at the Annual Meeting of Stockholders in the year opposite their respective names.

     Mr. John F. Baugh, whose term of office as a director of the Company expires at the 1997 Annual Meeting, has chosen not to stand for reelection at that meeting. Mr. Baugh, the founder of the Company and a director and principal officer since its inception, will be retiring after 28 years of distinguished service to the Company.

     Management recommends that the five nominees named below be elected to the Board of Directors for the above-referenced terms of office. The five nominees have consented to being named in the Proxy Statement and to serve if elected. Unless otherwise directed in the proxy form, the proxyholders intend to vote in favor of electing Messrs. Cotros, Golden, Schnieders, Swenka and Walker as directors for three-year terms of office and until their respective successors are elected and shall qualify.

     The following information has been furnished to the Company by the five members of the Board of Directors who are nominees for reelection at the 1997 Annual Meeting:

     CHARLES H. COTROS, 60, has served as a director of the Company since 1985. Mr. Cotros serves as Executive Vice President and Chief Operating Officer of the Company and is a member of the Executive Committee of the Board of Directors of the Company. Mr. Cotros also serves as a director of COREStaff, Inc.

     JONATHAN GOLDEN, 60, has served as a director of the Company since 1984. Mr. Golden is a partner of Arnall Golden & Gregory, LLP, counsel to the Company, and is a member of the Executive Committee of the Board of Directors of the Company. Mr. Golden also serves as a director of The Profit Recovery Group International, Inc.

     RICHARD J. SCHNIEDERS, 49, was elected to the Board of Directors of the Company in July 1997. Mr. Schnieders was elected Senior Vice President, Merchandising and Multi-Unit Sales in May 1997 after previously serving as Senior Vice President, Merchandising Services since 1992.

     ARTHUR J. SWENKA, 60, has served as a director of the Company since 1994. Mr. Swenka was elected Senior Vice President, Operations of the Company in December 1994. Previously, Mr. Swenka had served since 1984 as President and Chief Executive Officer of Nobel/Sysco Food Services Company.

     THOMAS B. WALKER, JR., 73, has served as a director of the Company since 1970. Mr. Walker is a limited partner of The Goldman Sachs Group, L.P. and is a director of A. H. Belo Corporation, Riviana Foods Inc. and NCH Corp. Mr. Walker is a member of the Executive Committee of the Board of Directors of the Company.

     The following information has been furnished to the Company by the ten members of the Board of Directors of the Company whose terms of office extend beyond the 1997 Annual Meeting:

     JOHN W. ANDERSON, 65, has served as a director of the Company since 1981. Mr. Anderson is retired, having formerly served as the Vice-President Customer Services of Southwestern Bell Telephone Company.

     COLIN G. CAMPBELL, 61, has served as a director of the Company since 1989. Mr. Campbell is the President of Rockefeller Brothers Fund, a private philanthropic foundation, and also serves as a director of Pitney Bowes Inc., Hartford Steam Boiler Inspection and Insurance Company and Rockefeller Financial Services, Inc.

     JUDITH B. CRAVEN, 51, has served as a director of the Company since 1996. She has served since July 1992 as President of the United Way of the Texas Gulf Coast. From February 1983 to June 1992, Dr. Craven served as Dean of the School of Allied Sciences of the University of Texas Health Science Center at Houston and from September 1987 to June 1992 as Vice President of Multicultural Affairs for the University of Texas Health Science Center. Dr. Craven is also a director of A.H. Belo Corporation and of the Houston Branch, Federal Reserve Bank of Dallas.

     FRANK A. GODCHAUX III, 70, has served as a director of the Company since 1987. Mr. Godchaux is the Chairman of the Board of Directors of Riviana Foods Inc., a food manufacturer.

     DONALD J. KELLER, 65, has served as a director of the Company since 1986. Mr. Keller served as the President, Chief Operating Officer and a director of WestPoint Pepperell, a textile manufacturer, from January 1986 through April 1989 and currently serves as a director of Air Express International, Inc. Mr. Keller is a member of the Executive Committee of the Board of Directors of the Company.

     BILL M. LINDIG, 60, has served as a director of the Company since 1983. Mr. Lindig is the President and Chief Executive Officer of the Company and is a member of the Executive Committee of the Board of Directors of the Company. He also serves as a director of Burlington Northern Santa Fe Corporation.

     RICHARD G. MERRILL, 66, has served as a director of the Company since 1983. Currently retired, he formerly served as Executive Vice President of The Prudential Insurance Company of America. Mr. Merrill is also a director of W.R. Berkley Corporation. Mr. Merrill is a member of the Executive Committee of the Board of Directors of the Company.

     FRANK H. RICHARDSON, 64, has served as a director of the Company since 1993. Mr. Richardson served as President and Chief Executive Officer of Shell Oil Company until his retirement in 1993.

     PHYLLIS S. SEWELL, 66, has served as a director of the Company since 1991. Mrs. Sewell, currently retired, formerly served as Senior Vice President of Federated Department Stores, Inc. Mrs. Sewell is also a director of Pitney Bowes Inc. and Lee Enterprises, Inc.

     JOHN F. WOODHOUSE, 66, has served as a director and officer of the Company since its formation in 1969. Mr. Woodhouse is Chairman of the Board of Directors of the Company. From 1985 until November 1994, Mr. Woodhouse served as Chairman and Chief Executive Officer of the Company. Mr. Woodhouse also serves as a director of Shell Oil Company. Mr. Woodhouse is Chairman of the Executive Committee of the Board of Directors of the Company.

     Unless otherwise noted, the persons named above have been engaged in the principal occupations shown for the past five years or longer.

     Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     The name of each nominee, the term of office for which the nominee is proposed to be elected, the number of shares of Common Stock beneficially owned directly or indirectly by each nominee as of the close of business on September 12, 1997 (according to information received by the Company) and the percentage of outstanding shares of Common Stock such ownership represented at September 12, 1997, are detailed below. Similar information is also provided for those directors whose terms expire in future years.

                                                                        SHARES OF
                                                                      COMMON STOCK
                                                                      BENEFICIALLY
                                                            CURRENT    OWNED AS OF     PERCENT OF
                                                             TERM     SEPTEMBER 12,    OUTSTANDING
                           NAME                             EXPIRES    1997(1)(2)       SHARES(3)
                           ----                             -------   -------------   -------------
Directors Standing for Election for Three-Year Terms of
  Office
  Charles H. Cotros.......................................   1997         174,695       .10%
  Jonathan Golden.........................................   1997          24,000(4)    .01%
  Richard J. Schnieders...................................   1997          35,520       .02%
  Arthur J. Swenka........................................   1997          68,792       .04%
  Thomas B. Walker, Jr....................................   1997         106,600       .06%
Directors with Continuing Terms
  Colin G. Campbell.......................................   1998           1,000        *
  Frank A. Godchaux III...................................   1998          27,000(5)    .02%
  Donald J. Keller........................................   1998           6,200        *
  Frank H. Richardson.....................................   1998           4,000        *
  John F. Woodhouse.......................................   1998         634,959       .37%
  John W. Anderson........................................   1999          11,252       .01%
  Judith B. Craven........................................   1999            none        --
  Bill M. Lindig..........................................   1999         435,992(6)    .25%
  Richard G. Merrill......................................   1999          11,647       .01%
  Phyllis S. Sewell.......................................   1999           5,000        *
All Executive Officers and Directors as a Group
  (23 Persons)(7)(8)(9)...................................              2,667,359      1.56%

---------------

 * Less than .01% of outstanding shares, after rounding.

(1) Includes shares of Common Stock owned by the wives and/or dependent children of each of the following named individuals: John F. Baugh, 251,456 shares; Colin G. Campbell, 500 shares; Frank A. Godchaux III, 6,000 shares; Donald
    J. Keller, 200 shares; Richard J. Schnieders, 11,631 shares; and

    Arthur J. Swenka, 233 shares. Includes 22,520 shares owned by the wives and/or dependent children of other current executive officers and directors.

(2) Includes shares of Common Stock subject to currently exercisable options as follows: John F. Baugh, 15,054 shares; Charles H. Cotros, 3,960 shares; Bill
    M. Lindig, 4,138 shares; Richard J. Schnieders, 2,640 shares; Arthur J. Swenka, 6,691 shares; and John F. Woodhouse, 2,640 shares.

(3) Rounded to the nearest 1/100 of one percent.

(4) Includes 20,000 shares held by a trust created under the estate of Sol I. Golden, of which Mr. Golden is a co-trustee.

(5) Includes 10,000 shares held by Riviana Foods Inc. of which Mr. Godchaux and his wife are affiliates.

(6) Includes 46,300 shares held by trusts of which Mr. Lindig's wife is trustee.

(7) Includes 73,160 shares subject to currently exercisable options held by current executive officers and directors other than as set forth in note (2) above.

(8) As of September 12, 1997, Gregory K. Marshall, Senior Vice President and an executive named in the Summary Compensation Table on page 9 hereof, beneficially owned 25,609 shares of Common Stock, constituting .01% of the outstanding shares of Company Common Stock. Mr. Marshall's ownership includes currently exercisable options to purchase 8,454 shares.

(9) Total includes shares, including those referenced in footnotes (1) and (2) above, held by John F. Baugh, who has chosen not to stand for reelection as a director.

DIRECTOR COMPENSATION

     Directors whose principal occupation is other than employment with the Company are compensated at the rate of $42,000 per year plus reimbursement of expenses for all services as a director, including committee participation or special assignments. Such directors are given the opportunity to defer their annual compensation until their retirement from the Board or until the occurrence of certain other events. Such deferred compensation accrues interest at a rate equal to a long-term index (the index utilized is the monthly average for the previous calendar year of the highest of the 20-year Treasury Bond, 10-year Treasury Note and Moody's Corporate Bond Yield Indices) plus 1%. The current rate of interest in effect is 8.67% per annum. Messrs. Godchaux, Golden, Merrill and Walker and Mrs. Sewell elected to defer their annual compensation for 1997.

     The non-employee directors also receive a grant of options to purchase 2,000 shares of Company Common Stock each November under the Company's Non-Employee Directors Stock Option Plan if the earnings per share of the Company for the preceding fiscal year increased by 10% or more over the earnings per share of the Company for the last prior year. In addition to requiring a 10% increase in earnings per share before options are issued to non-employee directors, rigorous performance goals generally must be met during the five-year period after the options are issued before such options will vest and the grantee may exercise such option. If the options do not vest during the five-year period after they are issued, such options will vest six months prior to the expiration of the ten-year life of the grant if the director is still serving on the Board of Directors. Pursuant to this plan, each non-employee director received a grant of options to purchase 2,000 shares of Company Common Stock in each of 1994, 1995 and 1996 (except for Dr. Craven who received one grant to purchase 2,000 shares in 1996) and no portion of any grant is currently exercisable.

     No other remuneration was paid for services as a director during the fiscal year ended June 28, 1997.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

     This report documents the components of the Company's compensation programs for its executive officers and describes the basis on which fiscal 1997 compensation determinations were made with respect to the executive officers of the Company, including Mr. Lindig, the Chief Executive Officer. All fiscal 1997 compensation decisions with respect to base salaries and annual incentive compensation were made by the Compensation and Stock Option Committee (the "Committee"), and all option grants under the 1991 Stock Option Plan were made by the full Board, upon the recommendation of the Committee.

OVERALL EXECUTIVE COMPENSATION PHILOSOPHY

     Since it became a publicly held corporation in 1970, the Company has always directly linked the compensation of its executive officers to the performance of the Company. Specifically, the Company has tied the level of its executive compensation to increases in the Company's earnings and return on shareholders' equity. This has been accomplished through the following means:

     - A "pay-for-performance" orientation based upon Company performance for corporate officers other than senior vice presidents, operations and a combination of operating company and Company performance for corporate senior vice presidents, operations and operating company senior management;

     - Competitive base salaries;

     - Potentially significant annual incentive bonuses under the Company's management incentive plan;

     - The issuance of performance-based stock options; and

     - Customary benefits, including a supplemental executive retirement plan.

     The factors and criteria upon which the determination of the fiscal 1997 compensation of Mr. Lindig, the Chief Executive Officer of the Company, was based were the same as those discussed below with respect to all executive officers except as otherwise described below with respect to the Company's senior vice presidents, operations.

BASE SALARIES

     The Company has established base salaries of the executive officers of the Company in the range of compensation payable to executive officers of United States industrial corporations without reference to specific Company performance criteria. This range of compensation is reexamined from time to time through a survey of compensation practices by an independent compensation consultant across a broad cross-section of U.S. industrial corporations (the "Survey"). The Survey sample does not necessarily include those companies in the peer group included in the performance graphs on pages 13 and 14 due to the differing size, management responsibilities and organizational structures of those corporations relative to the Company. Base salaries for all of the executive officers were last reviewed on November 1, 1996, and adjustments were made in compensation which became effective January 1, 1997. At that time, Mr. Lindig's base salary was increased approximately 10%. It has been the consistent practice of the Company to maintain the Chief Executive Officer's base salary at or below the median of the range of base salaries payable to chief executive officers of the surveyed industrial corporations which have chief executive officers with job content and/or responsibilities comparable to those of the Company's Chief Executive Officer. These base salaries, along with the incentive compensation described below, are intended to provide an appropriate financial reward to the Company's executive officers.

ANNUAL INCENTIVE COMPENSATION

     The Company provides annual incentive compensation to all executive officers of the Company through the Sysco Corporation 1995 Management Incentive Plan ("MIP"). The MIP is designed to offer opportuni-ties for compensation which are tied directly to Company performance. In addition, the MIP is designed to foster significant equity ownership in the Company by the executive officers and all other participants in the MIP. The MIP is available not only to Mr. Lindig and the other executive officers, but also to approximately 102 others who are members of the Company's corporate management or are managing officers of each of the Company's operating subsidiaries and divisions.

     For executive officers, fiscal 1997 incentive bonuses under the MIP were calculated in two parts. The first part was based on the overall performance of the Company and was based upon the interplay between the percentage increase in earnings per share and the return on shareholders' equity. The MIP utilized a matrix based on these two factors to determine a percentage number which is applied to 70% of the participant's base salary. With respect to the determination of whether or not there has been an increase in earnings per share for a fiscal year during which the federal income tax rate has changed, such determination is made as if federal income tax rates had not changed during such fiscal year. The percentage determined by the matrix in fiscal 1997 was 90%, resulting in an award of 63% of base salary to each executive officer participating in this portion of the MIP, including Mr. Lindig, who was awarded $434,700.

     The second portion of the fiscal 1997 incentive bonus under the MIP for executive officers was based upon the number of Sysco operating companies which achieve a target return on capital. This portion of the incentive bonus is only paid when the operating companies achieving the goals, in the aggregate, employ at least 50% of the total capital of all of the Company's operating companies, which was the case during fiscal 1997. For the first ten operating companies achieving this goal, the participant earns 9% of the participant's base salary. For each additional operating company achieving this goal, the participant earns 1.5% of the participant's base salary. In fiscal 1997, 42 Sysco operating companies met this goal, resulting in an award of 57% of base salary to each executive officer participating in this portion of the MIP, including Mr. Lindig, who was awarded $393,300.

     For senior vice presidents, operations, a portion of their bonus was based upon the two-part calculation set forth above and a portion was based upon the aggregate financial results of those operating subsidiaries or divisions for which they are responsible, considered as one company. This portion is based upon the interplay between the aggregate percentage increase in pretax earnings of their supervised operations and the aggregate return on capital of their supervised operations.

     In order to encourage significant equity ownership in the Company by its executive officers and the management of its operating companies, the MIP provides that participants may elect to receive up to 40% of their annual incentive bonus in the form of Sysco Common Stock, based on a per share price equal to the closing price on the New York Stock Exchange of Sysco Common Stock on the last day of the fiscal year for which the MIP bonus is calculated. If such election is made, the participant is awarded one additional share for each two shares received in accordance with the foregoing calculation. Although such stock is owned by the participant, who receives dividends on the shares, for the first two years following the date of issue, certain additional restrictions apply to the shares. In addition, participants who elect to receive Common Stock are also entitled to receive an additional cash bonus ("Supplemental Bonus") equal to the product of (i) the value of such matching shares received by the participant (which is equal to the closing price of such shares on the last trading day of the fiscal year), and (ii) the effective tax rate applicable to the Company as described in the "Income Taxes" footnote to financial statements contained in the Company's Annual Report to Stockholders. In fiscal 1997, Mr. Lindig elected to receive 40% of his bonus in Sysco Common Stock. The stock portion of the bonus awarded Mr. Lindig under the MIP consisted of 13,427 shares valued at $496,799; he also has received a Supplemental Bonus of $64,584.

     Finally, MIP participants are entitled to defer under the Company's Deferred Compensation Plan up to 40% of their annual incentive bonus (without considering any election to receive a portion of the bonus in stock). For deferrals of up to 20% of the annual incentive bonus, the Deferred Compensation Plan provides for the Company to make a payment equal to 50% of the amount deferred. This matching payment vests upon the earliest to occur of (i) the tenth anniversary of the date the matching payment is made, (ii) the participant's reaching age sixty, (iii) the death or permanent disability of the participant, or (iv) a change in control of the Company. In fiscal 1997, Mr. Lindig deferred 20% of his MIP bonus.

     As determined by the Committee, based upon the foregoing criteria, over half of fiscal 1997 aggregate compensation (other than options, which are discussed under "1991 Stock Option Plan" in this Report below) for the executive officers, including Mr. Lindig, was in the form of bonuses and therefore directly dependent upon Company performance.

BENEFITS

     Executives also participate in the Company's regular employee benefit programs, which include a pension program, a retirement savings plan, group medical and dental coverage, group life insurance and other group benefit plans. In addition, executives are provided with a supplemental retirement plan which is designed, generally, to provide annual payments equal to 50% of the participant's final average annual compensation (i.e., the average compensation over the five consecutive fiscal years out of the ten fiscal years preceding retirement that provide the highest average annual compensation), less all Company and other retirement plan benefits and Social Security payments available to the participant upon retirement. Further details with respect to the Company's qualified pension plan are provided on pages 11 and 12. Substantially all decisions with respect to such benefits are made on a group basis and no individual decisions were made with respect to the executive officers named in the Summary Compensation Table.

1991 STOCK OPTION PLAN

     During fiscal 1997, the Company granted options to purchase shares of Company Common Stock to 852 key employees, including the Company's executive officers, pursuant to its 1991 Stock Option Plan (the "Plan"). Under the Plan, the Company is permitted to issue stock options which are qualified as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), options which are not so qualified and stock appreciation rights. To date, the Company has issued only stock options under the Plan and has no current plans to issue stock appreciation rights. All fiscal 1997 grants to executive officers were made in September 1996.

     The Plan is administered by the Committee; however, all award decisions under the Plan during fiscal 1997 were made by the full Board upon the recommendation of the Committee. In general, it is the practice of the Committee and the Board to consider issuing options under the Plan only when participants in the MIP are entitled to receive an annual incentive bonus thereunder. In other words, option grants generally are considered only in years when the Company achieves certain earnings per share and return on shareholders' equity targets. See "Annual Incentive Compensation" above. It is the current intention of the Committee and the Board to continue this practice, although it is not required by the terms of the Plan.

     If the threshold earnings level for the grant of options is met, the Committee and the Board will determine whether or not to grant options to purchase Common Stock to the Chief Executive Officer and the other executive officers of the Company, along with certain managing officers of the Company's significant operating subsidiaries and divisions. In addition, the Board and the Committee with the advice of Company senior management, based upon input from the managing officers of the respective operating companies, will determine whether or not to grant options to certain key employees of those operating companies which have met the earnings requirements for option grants. Finally, the Board and the Committee, with the advice of Company senior management, determines several other levels of option grants which will be made available to corporate management employees of the Company who have made significant contributions to the Company over the prior fiscal year.

     In addition to requiring that certain performance goals must be met before options are issued to any Plan participant, it has been the consistent practice of the Company to impose rigorous performance goals which must be met before the options will vest and participants may exercise their options. In the case of corporate employees, these performance goals are based upon increases in Company earnings per share and return on shareholders' equity. In effect, therefore, there have been two different sets of performance goals, one for the grant of the option and one for the exercise of the option. The Company currently anticipates continuing this practice.

     It also has been the practice of the Company to provide that options granted under the Plan expire ten years after the date of grant, with a five-year initial vesting period. The Board and the Committee currently anticipate continuing the practice of providing that options which have not vested during this five-year period will vest six (6) months prior to the end of their ten-year life provided the holder remains in the active employment of the Company or one of its operating companies at that time.

     During fiscal 1997, Mr. Lindig received one (1) grant of 10,000 options at an exercise price of $31.88 per share. These options contain vesting requirements which are identical to those discussed above.

REVIEW OF POTENTIAL EFFECT OF SECTION 162(M)

     Section 162(m) of the Code ("Section 162(m)") generally sets a limit of $1 million on the amount of compensation (other than certain types of compensation, including "performance-related" compensation that complies with the requirements of Section 162(m)) that the Company can deduct for federal income tax purposes in any given year with respect to the compensation of each of the executive officers named in the Summary Compensation Table in the proxy statement with respect to such year. The Board and the Committee have determined, after reviewing the effect of Section 162(m), that their policy will be to structure the performance-based compensation arrangements for such named executive officers, to the extent feasible and taking into account all relevant considerations, so as to satisfy Section 162(m)'s conditions for deductibility.

BOARD OF DIRECTORS, as to              COMPENSATION AND STOCK
grants under the 1991                  OPTION COMMITTEE, as to base salary
Stock Option Plan:                     and annual incentive compensation:
John F. Woodhouse, Chairman            Donald J. Keller, Chairman
Bill M. Lindig                         John W. Anderson
John W. Anderson                       Colin G. Campbell
John F. Baugh                          Richard G. Merrill
Colin G. Campbell                      Frank H. Richardson
Charles H. Cotros                      Phyllis S. Sewell
Judith B. Craven
Frank A. Godchaux III
Jonathan Golden
Donald J. Keller
Richard G. Merrill
Frank H. Richardson
Richard J. Schnieders
Phyllis S. Sewell
Arthur J. Swenka
Thomas B. Walker, Jr.

     The following tables set forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries employed at the end of fiscal 1997 as to whom the total annual salary and bonus for the fiscal year ended June 28, 1997 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                     ANNUAL COMPENSATION                      AWARD(5)
                                          ------------------------------------------   -----------------------
                  (A)                     (B)      (C)         (D)          (E)           (F)          (G)
                                                                           OTHER       RESTRICTED   SECURITIES       (I)
                                                                           ANNUAL        STOCK      UNDERLYING    ALL OTHER
                                                              BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR  SALARY($)   (1)(2)($)      (3)($)        (4)($)        (#)          (6)($)
      ---------------------------         ----  ---------   ---------   ------------   ----------   ----------   ------------
Bill M. Lindig..........................  1997  $660,000    $561,385            --      $496,799      10,000       $87,642
  President and Chief Executive           1996   615,000     439,974            --       389,320      10,000        69,732
  Officer and Director                    1995   562,500     483,480            --       426,600      10,000        76,146
John F. Woodhouse.......................  1997  $615,000    $500,385            --      $442,779      10,000       $78,642
  Chairman and Director                   1996   615,000     429,511            --       380,038      10,000        68,187
                                          1995   607,500     495,583            --       437,249      10,000        77,924
Charles H. Cotros.......................  1997  $510,000    $435,306            --      $385,170      10,000       $69,042
  Executive Vice President and Chief      1996   472,500     338,703            --       299,722      10,000        54,797
  Operating Officer and Director          1995   440,000     370,691            --       327,037      10,000        59,556
Gregory K. Marshall.....................  1997  $282,500    $235,953            --      $208,791       8,000       $ 3,303
  Senior Vice President                   1996   270,000     192,045            --       169,949       8,000         3,168
                                          1995   257,500     213,565            --       188,387       8,000         3,153
Richard J. Schnieders...................  1997  $240,625    $223,753            --      $197,987       8,000       $35,851
  Senior Vice President, Merchandising    1996   220,000     157,156            --       139,021       8,000        14,216
  and Multi-Unit Sales and Director       1995   207,500     173,272            --       152,840       8,000        28,067

---------------

(1) Includes amounts deferred pursuant to the Company's Executive Deferred Compensation Plan.

(2) Does not include that portion of a participant's bonus which the participant elected to receive in the form of restricted Common Stock of the Company. See column (f).

(3) Does not include perquisites and other personal benefits, if any, the aggregate of which in the case of each named individual does not exceed the lesser of $50,000 or 10% of such individual's annual salary and bonus as reported.

(4) The amount presented is determined by multiplying the number of shares earned by the closing price of the Company's Common Stock on the New York Stock Exchange on June 27, 1997, the date as of which the shares were earned, without taking into consideration the following restrictions on the shares. The shares are not transferable by the recipient for two years following receipt thereof and are subject to certain repurchase rights on the part of the Company in the event of termination of employment other than pursuant to normal retirement or disability. The recipient receives dividends on the shares during the restricted two-year period. During fiscal 1997, the number of restricted shares received by the named individuals was as follows: Mr. Lindig -- 13,427 shares; Mr. Woodhouse -- 11,967 shares; Mr. Cotros -- 10,410 shares; Mr. Marshall -- 5,643 shares; and Mr.
    Schnieders -- 5,351 shares. At the end of fiscal 1997, the aggregate number and dollar amount (computed using the closing price of the Company's Common Stock on June 27, 1997 as described above) of restricted shares held by the named individuals were as follows: Mr. Lindig -- 24,794 shares at $917,378; Mr. Woodhouse -- 23,063 shares at $853,331; Mr. Cotros -- 19,161 shares at $708,957; Mr. Marshall -- 10,605 shares at $392,385; and Mr.
    Schnieders -- 9,410 shares at $348,170.

(5) Column (h), Long Term Incentive Plan Payouts, is not included in the table since no compensation required to be reported thereunder was paid to the named individuals during the periods covered by the table nor does the Company have any compensation plans which provide for the payment of such compensation.

(6) The amounts shown include the Company match equal to 50% of the first 20% of the annual incentive bonus which each individual elected to defer under the Company's Executive Deferred Compensation Plan and the amount the Company paid for term life insurance coverage for each individual as follows:

                                              1997                             1996                             1995
                                 ------------------------------   ------------------------------   ------------------------------
                                           DEFERRED     TERM                DEFERRED     TERM                DEFERRED     TERM
               NAME               TOTAL     MATCH     INSURANCE    TOTAL     MATCH     INSURANCE    TOTAL     MATCH     INSURANCE
               ----              -------   --------   ---------   -------   --------   ---------   -------   --------   ---------
   Bill M. Lindig..............  $87,642   $82,800     $4,842     $69,732   $64,890     $4,842     $76,146   $71,100     $5,046
   John F. Woodhouse...........   78,642    73,800      4,842      68,187    63,345      4,842      77,924    72,878      5,046
   Charles H. Cotros...........   69,042    64,200      4,842      54,797    49,955      4,842      59,556    54,510      5,046
   Gregory K. Marshall.........    3,303      None      3,303       3,168      None      3,168       3,153      None      3,153
   Richard J. Schnieders.......   35,851    33,000      2,851      14,216    11,588      2,628      28,067    25,478      2,589

     The following table provides, as to the individuals named in the Summary Compensation Table, information regarding the grants of stock options during the last fiscal year. The Company did not grant any stock appreciation rights during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      NUMBER OF     PERCENTAGE OF
                                     SECURITIES     TOTAL OPTIONS
                                     UNDERLYING      GRANTED TO      EXERCISE OR                   GRANT DATE
                                       OPTIONS      EMPLOYEES IN      BASE PRICE     EXPIRATION      PRESENT
               NAME                 GRANTED(#)(1)    FISCAL 1997      ($/SHARE)         DATE       VALUE($)(2)
               ----                 -------------   -------------   --------------   ----------   -------------
Bill M. Lindig....................     10,000            .82%          $31.875        9/4/2006      $124,810
John F. Woodhouse.................     10,000            .82%          $31.875        9/4/2006      $124,810
Charles H. Cotros.................     10,000            .82%          $31.875        9/4/2006      $124,810
Gregory K. Marshall...............      8,000            .65%          $31.875        9/4/2006      $ 99,848
Richard J. Schnieders.............      8,000            .65%          $31.875        9/4/2006      $ 99,848

---------------

(1) The options do not vest and become exercisable unless the Company attains certain levels of increases in pretax earnings and return on shareholders' equity. If these increases are not attained within five years of the date of grant, the options will not vest thereafter until six months prior to the expiration of the ten-year life of the grant, and only if the recipient is still an active employee of the Company at that time.

(2) The hypothetical grant value for the options was determined using a modified Black-Scholes pricing model. In applying the model, the Company assumed a 12-month volatility of 25.19%, a 6.42% risk-free rate of return, a dividend yield at the date of grant of 1.88%, and a 10-year option term. The Company did not assume any option exercises or risk of forfeiture during the 10-year term. If used, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized will be at or near the value estimated by the modified Black-Scholes model.

     The following table provides information with respect to aggregate option exercises in the last fiscal year and fiscal year-end option values for the executive officers named in the Summary Compensation Table. The Company did not grant any stock appreciation rights during the last fiscal year.

                          AGGREGATED OPTION EXERCISES
                            IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

             (A)                    (B)         (C)                  (D)                           (E)
                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT JUNE 28,           OPTIONS AT JUNE 28,
                                  SHARES       VALUE               1997(#)                     1997($)(2)
                                ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
             NAME               EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Bill M. Lindig................      None         None       4,138         33,700        $ 53,116       $278,813
John F. Woodhouse.............     1,498      $13,108       2,640         33,700          31,020        278,813
Charles H. Cotros.............      None         None       3,960         33,700          46,530        278,813
Gregory K. Marshall...........      None         None       8,454         27,700         112,817        229,063
Richard J. Schnieders.........     2,720       29,700       2,640         27,700          31,020        229,063

---------------

(1) Computed based on the difference between the closing price of the Common Stock on the day of exercise and the exercise price.

(2) Computed based on the difference between the closing price on June 27, 1997 and the exercise price.

DEFINED BENEFIT RETIREMENT PLAN

     The Company has a defined benefit retirement plan which was amended and restated effective July 2, 1989 ("Retirement Plan") and further amended effective January 1, 1996. The Retirement Plan provides for an annual benefit payable monthly for five years certain and life thereafter, equal to (a) the normal retirement benefit which accrued under the prior plan as of July 2, 1989, plus (b) an amount equal to 1 1/2% of the participant's aggregate career compensation earned on and after July 2, 1989.

     In the event of a participant's death prior to his or her normal retirement age (age 65) or the commencement of a benefit, if earlier, and if the participant has five or more years of credited service, a death benefit is payable in an amount equal to the value of the pension accrued by the deceased participant prior to his or her death or earlier termination of employment.

     Under current law and regulations, the maximum annual retirement benefit that may be payable in 1997 under the five years certain and life thereafter form of payment to an individual retiring at age 65 is $123,450. Without regard to this maximum limitation, the named executive officers have accrued the following benefits and credited benefit service as of June 28, 1997: Mr.
Cotros -- $80,521 and 21 years; Mr. Lindig -- $70,939 and 13 years; Mr. Schnieders -- $30,601 and 14 years; Mr. Marshall -- $22,454 and 8 years; and Mr. Woodhouse -- $175,259 and 28 years.

     The named executive officers also have anticipated future service to age 65 as follows (except for Mr. Woodhouse who currently is 66): Mr. Cotros -- 5 years; Mr. Lindig -- 5 years; Mr. Schnieders -- 16 years; and Mr. Marshall -- 15 years. In addition to benefits accrued to date, each named executive officer will accrue benefits in the future in accordance with the table below:

                            PENSION PLAN TABLE(1)(2)

      CAREER AVERAGE                                   YEARS OF CREDITED SERVICE
  COMPENSATION EARNED ON             --------------------------------------------------------------
AND AFTER JUNE 28, 1997(3)             10         15         20         25         30         35
--------------------------           ------     ------     ------     ------     ------     -------
        $ 50,000...................   7,500     11,250     15,000     18,750     22,500      26,250
         100,000...................  15,000     22,500     30,000     37,500     45,000      52,500
         150,000...................  22,500     33,750     45,000     56,250     67,500      78,750
         200,000...................  30,000     45,000     60,000     75,000     90,000     105,000

---------------

(1) Assumes that the annual benefit is payable for five years certain and life thereafter and that retirement age is 65. Pension plan benefits are not subject to deduction by social security or any other offsets.

(2) Current law and regulations limit retirement benefits in 1997 to $123,450 if they are payable for five years certain and life thereafter (assuming Retirement Plan and Social Security retirement age of 65). This limitation applies to total retirement benefits under the Retirement Plan as determined by adding benefits accrued with respect to periods of employment with the Company both before and after June 28, 1997. The Pension Plan Table does not reflect this limitation.

(3) Compensation for benefit calculation purposes is limited by law to $160,000 for 1997 and later years subject to future cost-of-living adjustments. Pay limitations are not taken into account in the Pension Plan Table.

     To the extent included in W-2 income, all amounts shown in the Summary Compensation Table, other than deferred bonus, term life insurance payments and the Company match under the Executive Deferred Compensation Plan, are utilized to compute career average compensation subject to the pay limitations noted in footnote (3).

                               PERFORMANCE GRAPHS
PERFORMANCE GRAPHS

     The following two performance graphs compare the performance of the Company's Common Stock to the S&P 500 Index and to a peer group for the Company's last five and ten fiscal years, respectively. The peer group is comprised of Fleming Companies, Inc., Nash Finch Company, Richfood Holdings, Inc., Rykoff-Sexton, Inc., Super Food Services, Inc. and Supervalu Stores, Inc. These distributors of grocery or foodservice products were selected since they comprise a broad group of publicly held corporations with food distribution operations similar in some respects to the Company's operations. Rykoff-Sexton, Inc. is the only other publicly held foodservice distributor to be in existence throughout the five and ten-year periods, although, unlike the Company, it also manufactures certain food products. Each other member of the peer group is in the business of distributing grocery products to retail supermarkets. The Company considers this to be a more representative peer group than the "S&P Foods -- Wholesaler" index maintained by Standard & Poor's Corporation and consisting of the Company, Fleming Companies, Inc. and Supervalu Stores, Inc. During the past few years, two foodservice distributors have become publicly owned companies. These are JP Foodservice, Inc. and Performance Food Group Company. They have not been included in the peer group because of the lack of available historical financial data. JP Foodservice, Inc. has announced its intention to merge with Rykoff-Sexton, Inc.

     The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of each period measured. The graphs assume that the value of the investment in each of the Company's Common Stock, the index and the peer group was $100 at each of June 27, 1992 and June 27, 1987, and that all dividends were reinvested. Performance data for the Company is provided as of the last trading day of each of the Company's last five and ten fiscal years, respectively.

     Performance data for the S&P 500 Index and for each member of the peer group is provided for the latest fiscal year and the last trading day closest to June 30 of each year.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               SYSCO             S&P 500          PEER GROUP
1992                                              100                100                100
1993                                           104.20             113.63             125.90
1994                                            99.55             115.23             116.72
1995                                           128.26             145.27             122.16
1996                                           151.20             183.04             121.47
1997                                           163.92             246.32             146.53

                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               SYSCO             S&P 500          PEER GROUP
1987                                           100.00             100.00             100.00
1988                                            84.79              93.10              87.95
1989                                           137.38             112.23             102.11
1990                                           199.99             130.74             101.38
1991                                           241.03             140.41             106.95
1992                                           282.85             159.24              96.93
1993                                           294.73             180.95             122.03
1994                                           281.59             183.50             113.14
1995                                           362.82             231.34             118.41
1996                                           427.70             291.49             117.74
1997                                           463.66             392.25             142.02

                               OTHER INFORMATION

     The Company's Nominating Committee, consisting of Jonathan Golden (Chairman), Colin G. Campbell, Frank A. Godchaux III, Donald J. Keller, Richard
G. Merrill, Frank H. Richardson, Phyllis S. Sewell and Thomas B. Walker, Jr., held five (5) meetings during fiscal 1997. The function of the Nominating Committee is to propose directors and officers for election or reelection. The Nominating Committee will consider nominees recommended in writing by stockholders.

     The Company's Compensation and Stock Option Committee consisted of Thomas
B. Walker, Jr. (Chairman), Jonathan Golden, Donald J. Keller, Richard G. Merrill, John W. Anderson, Colin G. Campbell, Frank A. Godchaux III and Phyllis
S. Sewell at the beginning of fiscal 1997. Effective May 13, 1997, Messrs. Godchaux, Golden and Walker resigned from the Compensation Committee and Mr. Richardson became a member. The Compensation Committee held three (3) meetings during fiscal 1997. The function of the Compensation Committee is to consider for recommendation to the Board of Directors of the Company the annual compensation of directors and officers of the Company, to oversee the administration of the Company's 1995 Management Incentive Plan and the 1991 Stock Option Plan, and to provide guidance in the area of employee benefits, including retirement plans and group insurance.

     The Board of Directors held five (5) meetings during fiscal 1997 and all directors of the Company attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company's executive officers and directors and any persons holding more than ten percent (10%) of the Company's common stock are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their initial ownership of the Company's Common Stock and any changes in ownership of such Common Stock. Specific due dates have been established and the Company is required to disclose in its Annual Report on Form 10-K and Proxy Statement any failure to file such reports by these dates. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during fiscal 1997, all of its executive officers (including the named executive officers), directors and persons owning more than 10% of its Common Stock complied with the Section 16(a) requirements, except (i) O. Wayne Duncan filed one report late to report one transaction; and (ii) Thomas E. Lankford amended one timely filed Form 3 to include two holdings of exempt options that were inadvertently omitted from the original report, and filed one late report to report one transaction.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Anderson, Campbell, Godchaux, Golden, Keller, Merrill, Richardson and Walker, and Mrs. Sewell were the only members of the Company's Board of Directors to serve on the Company's Compensation Committee during fiscal 1997 and were not, during fiscal 1997 or prior thereto, officers or employees of the Company or any subsidiary thereof. Mr. Golden is the sole stockholder of Jonathan Golden, P.C., a partner in the law firm of Arnall Golden & Gregory, LLP, Atlanta, Georgia, counsel to the Company. The Company believes that fees paid to such firm were fair and reasonable in view of the level and extent of services rendered. Mr. Godchaux is chairman of Riviana Foods, Inc., a food products company which had sales to the Company or its wholly-owned subsidiaries of approximately $593,460 during fiscal 1997. The Company believes that the terms of such transactions were fair and no less favorable to the Company than those available from other suppliers.

                      VOTING PROCEDURES AND VOTE REQUIRED

     The Board of Directors of the Company will select one or more Inspectors of Election, who shall determine the number of shares of voting stock outstanding, the voting power of each, the number of shares of stock represented at the Annual Meeting, the existence of a quorum (which shall consist of thirty-five percent (35%) of the shares entitled to vote), and the validity and effect of proxies. The Inspectors of Election shall receive votes, ballots or consents, hear and determine any challenges and questions arising in connection with the right to vote, tabulate all votes cast for and against (and abstentions in respect of) each proposal and determine the result of such vote.

     In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not be relevant to the outcome.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the independent public accountants providing auditing, financial and tax services to the Company for fiscal year 1997 and will provide such services during the current fiscal year 1998. The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to respond to appropriate questions.

     The Company has an Audit Committee of the Board of Directors which is composed of Richard G. Merrill (Chairman), Colin G. Campbell, Judith B. Craven, Frank A. Godchaux III, Frank H. Richardson, Phyllis S. Sewell and Thomas B. Walker, Jr. The Audit Committee held three (3) meetings during fiscal 1997. The Audit Committee reviews and reports to the Company's Board of Directors with respect to various auditing and accounting matters, including recommendations as to the selection of the Company's independent public accountants, the scope of the audit procedures, the nature of the services to be performed for the Company, the fees to be paid to the Company's independent public accountants, the performance of the Company's independent public accountants and the accounting practices of the Company.

                             STOCKHOLDER PROPOSALS

     Appropriate proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company by May 29, 1998 for inclusion in its Proxy Statement and form of proxy relating to that meeting. If the date of the next Annual Meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the Annual Meeting to which the Proxy Statement relates, the Company shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     Management does not know of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

     UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 1997 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JUNE 28, 1997. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT, SYSCO CORPORATION, 1390 ENCLAVE PARKWAY, HOUSTON, TEXAS 77077-2099.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                     SYSCO-PS-97

                     This portion intentionally left blank.



                              DETACH HERE                                 SYS4
------------------------------------------------------------------------------

                               SYSCO CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               SYSCO CORPORATION

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          NOVEMBER 7, 1997, 10:00 A.M.

     The undersigned hereby constitutes and appoints John F. Baugh and Arthur J. Swenka, and each of them jointly and severally, proxies, with full power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sysco Corporation (the "Company") to be held on November 7, 1997 at 10:00 a.m., at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056-1999, or any adjournment thereof.

The undersigned acknowledges the receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated September 26, 1997, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side.

-----------                                                      -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                              SIDE
-----------                                                      -----------

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                                  DETACH HERE                             SYS 4


[X]   PLEASE MARK                                                          -----
      VOTES AS IN                                                              |
      THIS EXAMPLE.                                                            |

      1.  Election of Directors.
          Nominees: Charles H. Cotros, Jonathan Golden, Richard J. Schnieders,
                   Arthur J. Swenka and Thomas B. Walker, Jr.

                          FOR [ ]               [ ]  WITHHELD


      [ ] ___________________________________________________________________
          FOR all nominees except those whose name(s) are written above

      2. On all other matters which may properly come before the meeting or any adjournment thereof.

      ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE SPECIFIED WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR NAMED HEREON.

                                        MARK HERE FOR ADDRESS      [ ]
                                        CHANGE AND NOTE AT LEFT

                                        (Signature should conform to name and
                                        title stenciled hereon. Where there is
                                        more than one owner, each should sign.
                                        Executors, administrators, trustees,
                                        guardians and attorneys should add
                                        their titles upon signing.)

                                        Please sign below, date and return
                                        promptly.

                                        No postage required if this proxy is
                                        returned in the enclosed envelope and
                                        mailed in the United States.

Signature:___________________________________ Date:____________________________

Signature:___________________________________ Date:____________________________